UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 5, 2017
DASAN ZHONE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
7195 Oakport Street
Oakland, California 94621
(Address of Principal Executive Offices, Including Zip Code)
(510) 777-7000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
As previously announced by DASAN Zhone Solutions, Inc. (formerly known as Zhone Technologies, Inc., the “Company” and, with respect to periods prior to the Merger (as defined below), “Legacy Zhone”), due to an internal investigation to determine whether any financial statements of Legacy Zhone prior to the quarter ended June 30, 2016 contain material errors, the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 was delayed beyond the extended filing due date. In connection with the delayed filing, on May 5, 2017, the Company and certain of its subsidiaries executed a consent agreement (the “Consent”) with Wells Fargo Bank, National Association (the “Lender”), under the Company’s Credit and Security Agreement, dated March 13, 2012, by and among the Company, certain of the Company’s subsidiaries and the Lender (as heretofore amended, the “Domestic Credit Agreement”) and the Credit and Security Agreement (Ex-Im Subfacility), dated March 13, 2012, by and among the Company, certain of the Company’s subsidiaries and the Lender (as heretofore amended, the “Ex-Im Credit Agreement”; and together with the Domestic Credit Agreement, collectively, the “Credit Agreements”). The Consent extends the due date under the Credit Agreements for delivery of the Company’s audited financial statements for the year ended December 31, 2016 (the “Annual Financial Statements”) to June 30, 2017, conditional upon, among other matters, Nasdaq also consenting to or approving the extension of the due date for filing the Annual Financial Statements with the Securities and Exchange Commission (the “SEC”). As previously reported, the Company has a scheduled hearing on May 25, 2017 before a Nasdaq Hearings Panel (the “Panel”) with respect to the late filing of the Audited Financial Statements and the Company’s request for continued listing and a stay of suspension of trading. The Company is diligently working to file the Audited Financing Statements as soon as possible; however, there can be no assurance that the Panel will grant the Company's request for continued listing and a further stay of suspension. The delisting of the Company’s common stock from The Nasdaq Capital Market could have a material adverse effect on the Company's business and on the trading of its common stock.
The lenders under the Credit Agreements, and their respective affiliates, have performed, and may in the future perform, for the Company and its affiliates various commercial banking, investment banking, financial advisory or other services, for which they have received and/or may in the future receive customary compensation and expense reimbursement.
The foregoing summary of the Consent is subject to, and qualified in its entirety by, the full text of the Consent, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.
Cautionary Note Regarding Forward Looking Statements: This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to the hearing before the Panel, any stay of the suspension of the Company’s common stock or extension granted for the filing of the Audited Financial Statements, the Company regaining compliance with the periodic filing requirements set forth in Rule 5250(c)(1) of the Nasdaq Listing Rules, the timing of filings with the SEC, the appeal process and the consequences of delisting the Company's common stock from the Nasdaq Capital Market. The Company uses words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,”

“may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions to identify forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict, including those identified in the Company's other filings with the SEC. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information about the factors that could cause such differences, please refer to the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this Current Report on Form 8-K speak only as of the date of this report and the Company assumes no obligation to update any forward-looking statements for any reason.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

10.1
Consent Memorandum, dated May 5, 2017, by and among DASAN Zhone Solutions, Inc., ZTI Merger Subsidiary III, Inc., Premisys Communications, Inc., Zhone Technologies International, Inc., Paradyne Networks, Inc., Paradyne Corporation, Dasan Network Solutions, Inc. and Wells Fargo Bank, National Association

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2017	DASAN Zhone Solutions, Inc.

	By:	/s/ KIRK MISAKA
Kirk Misaka
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Consent Memorandum, dated May 5, 2017, by and among DASAN Zhone Solutions, Inc., ZTI Merger Subsidiary III, Inc., Premisys Communications, Inc., Zhone Technologies International, Inc., Paradyne Networks, Inc., Paradyne Corporation, Dasan Network Solutions, Inc. and Wells Fargo Bank, National Association